Exhibit 5.1

Chrysler Center 666 Third Avenue New York, NY 10017 212-935-3000 www.mintz.com

April 22, 2022

Monterey Capital Acquisition Corporation

419 Webster Street

Monterey, California 93940

Ladies and Gentlemen:

We have acted as legal counsel to Monterey Capital Acquisition Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (the “Registration Statement”), pursuant to which the Company is registering the offer and sale under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of (a) 11,500,000 units of the Company (the “Units”), including up to an additional 1,500,000 Units subject to the underwriters’ option, with each Unit consisting of one share of Class A common stock, par value $0.0001 per share (the “Common Stock”) and one redeemable warrant, entitling the holder thereof to purchase one share of Common Stock (the “Warrants”), and one right to receive one-tenth (1/10) of one share of Common Stock upon the consummation of an initial business combination (the “Rights”), as set forth in the prospectus included in the Registration Statement (the “Prospectus”), (b) all shares of Common Stock, all Warrants, and all Rights in each case, issued as part of the Units, (c) all shares of Common Stock underlying the Warrants (the “Warrant Shares”), and (d) all shares of Common Stock underlying the Rights (the “Rights Shares”). The term “Units” also includes any additional Units (and the underlying securities) that may be issued by the Company pursuant to Rule 462(b) under the Securities Act in connection with the Offering.

The Units are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and the underwriters named therein that is filed as Exhibit 1.1 to the Registration Statement. This opinion is being rendered in connection with the filing of the Registration Statement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company’s Certificate of Incorporation and By Laws, each as currently in effect, and the form of the Underwriting Agreement; the form of warrant agreement (the “Warrant Agreement”) proposed to be entered into by the Company and Continental Stock Transfer and Trust Company (“Continental”), as warrant agent (the “Warrant Agent”) that is filed as Exhibit 4.5 to the Registration Statement, the form of rights agreement (the “Rights Agreement”) proposed to be entered into by the Company and Continental, as rights agent (the “Rights Agent”) that is to be filed as Exhibit 4.6 and the form of Unit certificate filed as Exhibit 4.1 to the Registration Statement (together with the Underwriting Agreement, the Warrant Agreement and Rights Agreement the “Transaction Documents”), and such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies, that all parties to such documents had the power, corporate or other, to enter into and perform all obligations thereunder and all such documents have been duly authorized by all requisite action, corporate or other, and duly executed and delivered by all parties thereto. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. In rendering the opinions set forth below, we have further assumed that, before the issuance of the Units, the Common Stock, the Rights, and the Warrants, (i) the Registration Statement will have become effective under the Securities Act and (ii) the conditions to consummating the transactions contemplated by the Underwriting Agreement will have been satisfied or duly waived and such transactions are consummated.

Our opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Units, the Warrants, the Rights or the Common Stock under the securities or blue sky laws of any state or any foreign jurisdiction.

BOSTON	LONDON	LOS ANGELES	NEW YORK	SAN DIEGO	SAN FRANCISCO	WASHINGTON
MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1.	The Units, when delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, and assuming the due authorization, execution and delivery thereof by Continental Stock Transfer & Trust Company, as transfer agent, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.	The Common Stock included in the Units, when the Units are delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

3.	The Warrants included in the Units, when the Units are delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, and assuming the due authorization, execution and delivery of such Warrants by Continental Stock Transfer & Trust Company, as the warrant agent, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

4.	The Common Stock issuable upon exercise of the Warrants, assuming the due authorization, execution and delivery of such Warrants by each of the Company and the Warrant Agent, in accordance with the Warrant Agreement, will be validly issued, fully paid, and nonassessable.

5.	The Rights included in the Units, when the Units are delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, and assuming the due authorization, execution and delivery of such Rights by Continental Stock Transfer & Trust Company, as the rights agent, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

6.	The Common Stock issuable upon exercise of the Rights, assuming the due authorization, execution and delivery of such Rights by each of the Company and the Rights Agent, in accordance with the Rights Agreement, will be validly issued, fully paid, and nonassessable.

We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.